Exhibit 10.17

Contract Of Corporate Secretarial Services

Party A: Ione Group Company Limited

RCMB No.: SO69865

Party B: Zenta Group Company Limited

RCMB No.: SO79962

WHEREAS:

Party B possesses a professional team in Macau that provides administrative management services to clients, assisting them in handling communications and interactions with government agencies and other third parties. Party A operates in multiple areas with various business companies or entities under its umbrella. In order to save time and management costs for each entity, Party A intends to entrust Party B with providing routine administrative management services, including but not limited to annual tax filings and company information changes. Now, to clarify the rights and responsibilities between both parties and based on the principles of equality, voluntariness, good faith, and mutual benefit, the following contractual terms have been reached through friendly negotiations between Party A and Party B and shall be jointly adhered to.

Article I. Service Contents

Party B shall provide Party A with routine company administrative management services as follows:

1)	Party B shall provide company secretary services (including document pickup and delivery within the Macau Peninsula, letter receipt, etc.) and company registration data change and maintenance services (including company establishment, changes in company address, shareholders, administrative members, company data maintenance, company deregistration, etc.) for Party A and the companies designated by Party A. Both Party A and Party B agree that the total number of companies using Party B’s company secretary services, including Party A, shall not exceed 50 companies per year.

2)	Party B shall provide tax return filing services for Party A and the companies designated by Party A, including profit supplementary tax and professional tax return filings, etc. Both Party A and Party B agree that all companies, including Party A, must be Group B taxpayers of the Macau profit supplementary tax, and Party B will not provide this service for non-Group B taxpayers. Additionally, both Party A and Party B agree that the total number of companies using Party B’s services, including Party A, shall not exceed 50 companies per year.

Both Party A and Party B agree that, as the provider of the aforementioned services, Party B shall not bear any costs and expenses charged by third parties involved in the services, nor shall it bear any consequences or impacts on Party A or related entities arising from the services.

Article. II Contract Amount

Through friendly negotiations, Party B agrees to provide the aforementioned services to Party A starting from January 1, 2020. Party A agrees to pay Party B a service fee of MOP 45,000.00 (forty-five thousand Macau Patacas) per month until the service contract becomes invalid or until both Party A and Party B mutually agree to change it.

Article. III. Rights and Obligations of Both Parties

Rights and Obligations of Party A:

1)	Party A shall designate a person to be responsible for coordinating the work of all relevant parties and to provide necessary work assistance as requested by Party B.

2)	Party A shall provide all materials related to the work under this contract to Party B in a timely manner.

3)	Regarding to questions related to the work under this contract from Party B, Party A shall clarify, answer, and provide relevant materials (if needed) within 5 days to facilitate Party B’s subsequent work.

Rights and Obligations of Party B:

1)	Party B promises to provide quality, professional services according to the actual situation of Party A and related entities.

2)	During the performance of this contract, if Party A raises any consultation issues related to Group B taxpayers reporting and company data changes or maintenance, Party B shall answer within a reasonable time, but Party B will not provide any form of consulting or advisory services to Party A.

3)	乙Party B promises to provide the relevant services according to the actual needs of Party A and related entities within a reasonable time.

4)	Party B shall provide professional and contract-compliant work outcomes to Party A.

Article. IV. Breach of Agreement

1)	Except as provided in this contract and under statutory circumstances, neither party may arbitrarily terminate this contract. Otherwise, the breaching party must compensate the other party for the actual losses suffered as a result.

2)	During the performance of this contract, if any party violates this contract or fails to fulfill the obligations and responsibilities under the terms of this contract, the non-breaching party may issue a written notice to the breaching party requiring immediate correction. If the breaching party has not corrected its breach within 30 days, the non-breaching party has the right to terminate this contract.

Article. V. Force Majeure

1)	For the purpose of the Contract, force majeure event refers to the event that cannot be overcome, foreseen or avoided.

2)	If either Party or both parties to this Contract encounter a force majeure event as stipulated by law or agreed in this Contract, the party affected by the force majeure event shall, within 20 days from the date of occurrence of the force majeure event, send the other Party a proof of the occurrence of the force majeure issued by the relevant notary public or government department in the place where the force majeure event occurred. If both Parties fail to reach a supplementary agreement on the continuation of this Contract, or amend or modify this Contract within 30 days from the date of occurrence of force majeure event, either Party shall have the right to give written notice to the other Party to terminate this Contract, and this Contract shall be terminated from the date of the notice of termination reached the other Party.

3)	Regardless of the occurrence of any force majeure event, it shall not exempt Party A from its obligation and responsibility to pay the service fees payable to Party B under this Contract.

Article. VI. Confidentiality Obligations

1)	Both Parties have the obligation to strictly observe the commercial secrets and shall take all reasonable and appropriate measures to avoid the disclosure, copying, abuse and access by unrelated persons of the information provided by the other Party.

2)	Both Parties shall strictly keep each other Party’s commercial secrets during the term of this Contract and within three years from the date of expiration or termination of this Contract. Without the written consent of the other Party, neither Party shall release or disclose the confidential information to the public or provide the same to any third party. Otherwise, the Defaulting Party shall bear the losses thus caused to the other party.

3)	Unless the disclosure required by law, Party B shall be obliged to keep confidential the commercial, technical and other business information related to Party A obtained by signing the Contract or during the executions of this Contract, unless such information has been legally known by the public. Without Party A’s written consent, Party B may not divulge and/or publicly disclose such confidential information to persons not related to this project or third parties, otherwise, Party B shall bear the economic loss caused to Party A and be responsible for eliminating the adverse effects.

Article. VII. Miscellaneous

1)	This contract shall take effect from January 1, 2020. Both Party A and Party B have the right to terminate this contract by giving written notice to the other party at any time. This contract shall become invalid one month after a written notice is given by either Party A or Party B.

2)	Any matters not covered by this contract shall be resolved through negotiation and agreement between Party A and Party B, and supplementary terms shall be established. Such supplementary terms and annexes shall constitute a part of this contract and have the same legal effect as the contract.

3)	Any disputes arising from or in connection with this contract or the implementation of this contract shall first be resolved through friendly negotiation. If they cannot be resolved through negotiation within 30 days, either party has the right to submit the dispute to the court with jurisdiction over the location of Party A for litigation.

4)	The annexes to this contract shall constitute an integral part of this contract and have the same legal effect as this contract.

5)	This contract shall take effect as from the date of signing and seal by both parties. This contract has two copies, with one copy for each of Party A and Party B, which shall have the same legal effect.

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(Signature Page of the Contract Of Corporate Secretarial Services)

Party A: Ione Group Company Limited

Signature of Representative:

Seal Stamp：

Party B: Zenta Group Company Limited

Signature of Representative:

Seal Stamp：

Place of Signing: Macau

Signing Date: Dec 17, 2019